TURNER INTERNATIONAL, INC.
30 HUDSON YARDS
NEW YORK, NY 10001

February 8, 2025

Gerhard Zeiler

Dear Gerhard:

Reference is made to your existing employment agreement with Turner International, Inc. (the "Company"), made July 13, 2022, as amended on August 23, 2022, and May 13, 2024 (collectively, the "Employment Agreement"). You and the Company hereby agree that effective as of the date set forth on the signature page hereof, this third letter amendment (this "Amendment") will modify the Employment Agreement as set forth herein. Unless otherwise expressly set forth in this Amendment, capitalized terms used herein but not otherwise defined in this Amendment shall have the meanings given such terms in the Employment Agreement, and all section references shall be to sections of the Employment Agreement.

1. **Section II (Term of Employment).**

The following sentence is hereby added to the end of Section II(A):

> "By agreement of the parties, the term of employment is extended and shall end on April 7, 2028 (the initial and renewal terms are referred to as the "Term of Employment")."

The reference to "April 7, 2025" in Section II(B) is replaced by "April 7, 2028".

2. **Effect on Employment Agreement.** Except with respect to the subject matters covered herein, this third Amendment does not otherwise amend, supplement, modify, or terminate the Employment Agreement, which remains in full force and effect.

If the foregoing reflects our agreement, please sign this Amendment as indicated below. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission, by an e-mail which contains a portable document format (.pdf) file of an executed signature page or by means of "DocuSign" or other similar platform, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Sincerely,

Turner International, Inc.

By: /s/ Jennifer Remling
Name: Jennifer Remling
Title: Chief People & Culture Officer

Agreed and Accepted:

/s/ Gerhard Zeiler
Gerhard Zeiler

02/09/2025
Date